EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made this 1st day of July, 1997, by and between TECHNICAL ENVIRONMENT SOLUTIONS, INC. (hereinafter referred to as the "Corporation"), a Colorado corporation, and Gerd Behrens (hereinafter referred to as the "Employee").

     1. EMPLOYMENT. The Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions respecting the termination of this Agreement as set forth in Sections 8 and 9 hereof, the term of this Agreement shall be for the period beginning the date hereof and extending until and through June 30, 1999, and may be extended for one or more additional periods of one (1) year as may be agreed to in writing by the parties hereto.

     3. DUTIES. The Employee is engaged as a President of the Corporation and his duties shall be those related to the principal business of the Corporation including but not limited to all phases of advertising and promotion of development of the Corporation's business as described in its business plan and such other phases of the Corporation's business as may from time to time be determined by the Board of Directors of the Corporation.

     4. COMPENSATION. As the entire compensation to the Employee for his services to the Corporation under and during the term of this Agreement, in whatever capacity rendered, the Corporation shall pay to the Employee a salary of Eight Thousand Deutsch Mark (DM 8,000) per month payable in a manner in accordance with the Corporation's normal payroll policy; provided, however, that the Corporation shall pay to the Employee such additional cash bonus, if any, as shall be decided by the Board of Directors of the Corporation in its sole discretion. Employee's salary shall be paid to him in Germany and all German federal, state and local withholding taxes shall be withheld and paid to the appropriate taxing authorities.

     5. EXTENT OF SERVICE. The employee shall devote his at least 50% of his working time, attention and energies to the performance of his duties under this Agreement and shall utilize his best efforts in furtherance of the business of the Corporation. It is further understood that Employee is involved as an officer and board member of at least one other company. The Corporation expessly acknowledges and approves of this outside employment.

     6. EXPENSES. The Employee is authorized to incur reasonable expenses for promoting the business of the Corporation, including expenses for entertainment, travel and other similar items. The Corporation shall reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of an itemized accounting for such expenditures.

     7. AGREEMENTS BY CORPORATION.

          a. The Corporation shall include the Employee, the spouse of the Employee and all children of the Employee in all medical and health plans and shall include the Employee in all disability and wage continuation plans adopted by the Corporation.

          b. The Corporation shall include the Employee in all group-term life insurance plans of the Corporation.

          c. In the event that the Employee shall die while in the employ of the Corporation, the Corporation shall pay to the Employee's beneficiary (as hereinafter defined) a death benefit in the amount of Ten Thousand Dollars ($10,000.00). Said death benefit shall be payable by the Corporation to the Employee's beneficiary promptly following Employee's death. For the purposes of this Agreement "beneficiary" shall mean such person or persons as the Employee shall designate as such by notice, in writing, from the Employee, addressed to the Corporation. The Employee may, from time to time, change the designation of such beneficiary. In the absence of any such designation by the Employee, the word "beneficiary" shall mean the personal representatives of the Employee.

          d. The Corporation agrees to permit the Employee to become a participant in any retirement or pension and profit sharing plan which the Corporation may establish at such time that the Employee shall become eligible to participate therein according to the terms and provisions of said pension plan.

     8. TERMINATION UPON LIQUIDATION. Anything herein contained to the contrary notwithstanding, upon thirty (30) days' prior written notice to the Employee, the Corporation, at any time subsequent to the adoption of a resolution by the Board of Directors of the Corporation to the substantial effect that the Board of Directors deems it advisable that the business of the Corporation be terminated and its assets liquidated, may terminate this Agreement and all of the rights, obligations and duties of the parties hereunder.

     9. DISCHARGE FOR CAUSE. Anything contained in this Agreement to the contrary notwithstanding, the Corporation may discharge the Employee for cause at any time upon ten (10) days' prior written notice, and upon the occurrence of such discharge for cause, this Agreement and all the rights, duties and obligations hereunder shall terminate except that the restrictions and provisions imposed on the Employee as set forth in Sections 10, 11 and 12 hereof shall remain in effect.

     10. RESTRICTIVE COVENANT. For a period of one (1) year commencing on that date upon which the Employee shall leave the employ of the Corporation for any reason whatsoever, the Employee shall not, within a radius of one hundred (100) kilometers of Munich, Germany directly or indirectly, enter into or carry on as owner, employee or otherwise a business or businesses that compete with the Corporation. The employee further agrees that he shall not for a period of one
(1) years following that date upon which he shall leave the employ of the Corporation for any reason whatsoever, solicit, directly or indirectly, for his own account or for the account of others, orders for services of a kind and nature like or similar to services performed by the Corporation during the Employee's employment with the Corporation from any party which was a client or customer of the Corporation or which the Corporation was actively soliciting to be a customer or client during the twelve (12) month period preceding that date upon which the Employee shall leave the employ of the Corporation, nor shall the Employee at any time, directly or indirectly, urge any customer or client or potential customer or client of the Corporation to discontinue, in whole or in part, business, or not to do business, with the Corporation. As a violation by the Employee of the provisions of this Section could cause irreparable injury to the Corporation and there is no adequate remedy at law for such violation, the Corporation shall have the right, in addition to any other remedies available to it, at law or in equity, to enjoin the Employee in a court of equity for violating such provisions.

     11. CONFIDENTIAL INFORMATION. The Employee shall not, either during the term of this Agreement or at any time for a period of one (1) year subsequent to that date upon which the Employee shall leave the employ of the Corporation for any reason whatsoever, disclose to any person, other than in the discharge of the duties of the Employee under this Agreement, any information concerning (a) the business operations, or internal structure of the Corporation, (b) the customers or clients of the Corporation, (c) past, present or future research done by the Corporation respecting the business or operations of the Corporation or customers or clients or potential customers or clients of the Corporation,
(d) the Employee's work performed for any customer or client of the Corporation, or (e) any method or procedure relating or pertaining to projects developed by the Corporation or contemplated by the Corporation to be developed. Further, upon leaving the employ of the Corporation for any reason whatsoever, the Employee shall not take with him/her, without the prior written consent of the Board of Directors of the Corporation, any drawing, blueprint, or other reproduction or any data, reports, programs, tapes, card decks, listings, programming documentation, or any other written, graphic or recorded information relating or pertaining to the Corporation. As a violation by the Employee of the provisions of this Section could cause irreparable injury to the Corporation and there is no adequate remedy at law for such violation, the Corporation shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the Employee in a court of equity for violating such provisions.

     12. REIMBURSEMENT OF DISALLOWED EXPENSES. In the event that any expenses paid by the Corporation for the Employee or any reimbursement of expenses by the Corporation to the Employee shall, upon audit or other examination of the income tax returns of the Corporation, be determined not to be allowable deductions from the gross income of the Corporation and such determination shall be acceded to by the Corporation, or such determination shall be made final by the appropriate state or federal taxing authority or a final judgment of a court of competent jurisdiction and no appeal shall be taken therefrom, or the applicable period for filing a notice of appeal shall have expired, then in such event, the Employee shall rebate to the Corporation the dollar amount of such disallowed expenses. Such repayment may not be waived by the Corporation.

     13. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, but not limited, to
(i) any corporation which may acquire all or substantially all of the Corporation's assets and business, (ii) any corporation with or into which the Corporation may be consolidated or merged, or (iii) any corporation that is the successor corporation in a share exchange, and the Employee, his heirs, guardians and personal and legal representatives.

     14. NOTICES. All notices and communications hereunder shall be in writing and shall be deemed given when sent postage prepaid by registered or certified mail, return receipt requested, and, if intended for the Corporation, shall be addressed to it, to the attention of its Board of Directors, at Karl-Bohm-Stra(beta)e 2,85598 Baldham,Germany, with a copy to Paul T. Maricle, Rossi & Maricle, P.C., 370 17th Street, Suite 4250, Denver, Colorado 80202, or at such other address of which the Corporation shall have given notice to the Employee in the manner herein provided, and if intended for the Employee, shall be addressed to him at Gemingstr.1, 81929 Munich, Germany, or at such other address of which the Employee shall have given notice to the Corporation in the manner herein provided.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, and may be amended, waived, changed, modified, extended or rescinded only by a writing signed by the party against whom any such amendment, waiver, change, modification, extension or rescission is sought.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

TECHNICAL ENVIRONMENT SOLUTIONS, INC.


---------------------------------------------
By:  Gerd Behrens

ATTEST:


---------------------------------------------
By:  Frank Behrens, Secretary


---------------------------------------------
Gerd Behrens

                                  Ubersetzung:



                                 ARBEITSVERTRAG

Dieser Arbeitsvertrag (nachfolgend bezeichnet als "Vertrag") wird am 1. Juli 1997 zwischen TECHNICAL ENVIRONMENT SOLUTIONS, INC. ("Gesellschaft"), einer Kapitalgesellschaft nach dem Recht des Staates Colorado, und Gerd Behrens ("Arbeitnehmer").


ANSTELLUNG

Die Gesellschaft stellt hiermit den Arbeitnehmer an und der Arbeitnehmer nimmt hiermit die Anstellung bei der Gesellschaft gema(beta) den nachfolgenden Bestimmungen an.


DAUER DES VERTRAGS

Ungeachtet der Bestimmungen in Nr. 8 und 9 dieses Vertrages beginnt das Arbeitsverhaltnis mit dem Abschlu(beta) dieses Vertrages und dauert bis 30. Juni 1999; es kann durch schriftliche Vereinbarung der Parteien ein- oder mehrmalig um jeweils 1 Jahr verlangert werden.


PFLICHTEN

Der Arbeitnehmer wird als Geschaftsfuhrer der Gesellschaft eingestellt. Seine Aufgaben sind entsprechend den Tatigkeitsbereichen der Gesellschaft, ein- aber nicht ausschlie(beta)lich aller Phasen der Bewerbung und Forderung der Entwicklung des Geschaftes der Gesellschaft wie im Geschaftsplan beschrieben sowie aller Geschaftsbereiche, die von der Verwaltung der Gesellschaft als solche festgelegt werden.


VERGUTUNG

Als Vergutung fur die gesamte, nach diesem Vertrag geschuldete Tatigkeit erhalt der Arbeitnehmer ein Gehalt in Hohe von 8.000,- DM pro Monat, zahlbar entsprechend den ublichen Auszahlungsgewohnheiten der Gesellschft. Die Zahlung einer zusatzlichen Sonderzahlung steht im Ermessen der Verwaltung und der Gesellschaft. Die Vergutung wird in Deutschland ausgezahlt. Alle anfallenden Steuern werden einbehalten und an die zustandigen Finanzbehorden abgefuhrt.

UMFANG UND AUSWEITUNG DER ARBEITSLEISTUNG

Der Angestellte soll zumindest 50% seiner Arbeitszeit, Aufmerksamkeit und Erergie auf die Erfullung seiner Pflichten aus diesem Vertrag verwenden und nach bestem Vermogen die Geschafte der Gesellschaft fordern. Ferner besteht Ubereinstimmung, da(beta) der Arbeitnehmer als Mitglied der Geschaftsfuhrung von zumindest einem weiteren Unternehmen fungiert. Die Gesellschaft bestatigt und genehmigt diese externe Anstellung ausdrucklich.


AUSGABEN

Der Arbeitnehmer ist authorisiert, in vernunftigem Rahmen Ausgaben fur Werbung fur die Geschafte der Gesellschaft zu tatigen, einschlie(beta)lich Ausgaben fur Unterhaltung, Reisen und andere vergleichbare Dinge. Die Gesellschaft hat dem Arbeitnehmer von Zeit zu Zeit alle diesbezuglichen Ausgaben auf entsprechenden Nachweis und Aufstellung zu erstatten.


VEREINBARUNGEN MIT DER GESELLSCHAFT

Die Gesellschaft bezieht den Arbeitnehmer, seine Ehegattin und seine Kinder in die Krankenversicherung, die Unfallverischerung und Lohnfortzahlungsprogramme der Gesellschaft mit ein. Die Gesellschaft nimmt den Arbeitnehmer in alle ihere Gruppenlebensversicherungen auf. Fallsder Arbeitnehmer wahrend der Anstellung bei der Gesellschaft sterben sollte, zahlt die Gesellschaft an seinen Begunstigten eine Zuwendung in Hohe von 10.000,- US$. Diese Zuwendung wird mit dem Tod des Arbeitnehmers zur Zahlung fallig. Begunstigter im Sinne dieses
Vertrages ist die Person oder Personen, die der Arbeitnehmer der Gesellschaft als solche durch schriftliche Mitteilung benennt. Der Arbeitnehmer kann den/die Begunstigten jederzeit andern. In Ermangelung einer solchen Bestimmung durch den Arbeitnehmer ist als Begunstigter dessen Rechtsnachfolger anzusehen. Die
Gesellschaft erklart sich einverstanden, da(beta) der Arbeitnehmer einer betrieblichen Pensionskasse, welche die Gesellschaft einrichten kann, beitritt, entsprechend den Bestimmungen dieser Pensionskasse.


BEENDIGUNG IM FALLE DES KONKURSES

 ... kann die Gesellschaft diesen Vertrag im Falle ihrer Liquidation mittels schriftlicher Mitteilung an den Arbeitnehmer unter Wahrung einer 30tagigen Frist beenden.



KUENDIGUNG

 ... kann die Gesellschaft den Arbeitnehmer in begrundeten Fallen mittels schriftlicher Mitteilung unter Wahrung einer Frist von 10 Tagen von diesem Vertrag freistellen. In diesdem Falle erloschen alle Rechte und Pflichten aus diesem Vertrag mit Ausnahme der in Nr. 10, 11 12 dieses Vertrages bezeichneten.

RE



GESCHAFTSGEHEIMNISSE



ERSATZ VON UNBERECHTIGTEN AUFWENDUNGEN



BENEFIT


MITTEILUNGEN



RECHTSWAHL

Fur diesen Vertrag wird die Geltung des Rechtes des Staates Colorado vereinbart.


EINHEIT DES VERTRAGES

Diese  Vereinbarung  ist  abschlie(beta)end.  Alle  Anderungen,  Erganzungen und
Einschrankungen   bedurfen   zu  ihrer   Wirksamkeit   der   schriftlichen   und
unterschriebenen Mitteilung an den Betroffenen.